EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

SKK ACCESS INCOME FUND

Tendered Pursuant to the Offer to Purchase
Dated October 5, 2023

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE FUND

BY NOVEMBER 2, 2023.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 PM, EASTERN TIME, ON NOVEMBER 2, 2023,
UNLESS THE OFFER IS EXTENDED.

Complete This Letter of Transmittal and Return To:

SKK Access Income Fund
c/o Gryphon 17, LLC
3000 Auburn Drive, Suite 410
Beachwood, OH 44122
Attention: Tender Offer Administrator

Or by email to: skkaccessfund@gryphongroup.us

For Additional Information:
Phone: (800) 711-9164

SKK ACCESS INCOME FUND

Dear SKK Access Income Fund:

The undersigned hereby tenders to SKK Access Income Fund, a non-diversified, closed-end management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund or portion thereof (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated October 5, 2023 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The “Secondary Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer, will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited net asset value of the Fund as of December 29, 2023, subject to an extension of the Offer as described in Section 8 of the Offer. The Secondary Payment will be payable promptly after the completion of the calculation of the Fund’s net asset value.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE COMPLETE AND RETURN THIS FORM BY MAIL TO: SKK ACCESS INCOME FUND, C/O GRYPHON 17, LLC, 3000 AUBURN DRIVE, SUITE 410, BEACHWOOD, OH 44122, ATTENTION: TENDER OFFER ADMINISTRATOR; OR BY EMAIL IT TO: SKKACCESSFUND@GRYPHONGROUP.US. FOR ADDITIONAL INFORMATION: PHONE: (800) 711- 9164.

LETTER OF TRANSMITTAL

Tender Date: December 29, 2023

Tender Expiration Date: 11:59 PM ET, November 2, 2023

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

PLEASE MAIL OR EMAIL TO: SKK Access Income Fund	EMAIL: skkaccessfund@gryphongroup.us
Attention: Tender Offer Administrator c/o Gryphon 17, LLC	Attention: Tender Offer Administrator
3000 Auburn Drive, Suite 410	FOR ADDITIONAL INFORMATION:
Beachwood, OH 44122	PHONE: (800) 711- 9164

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Fund Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:
Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)

Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

[ ] Entire amount of Shares

[ ] Portion of Shares $_____________ or ___________ Number of Shares

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Shares to have an account balance of less than $10,000, the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Shares in the Fund.

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax-exempt registration types are required to be returned to the custodian on record.

If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Shareholder Account:
Shareholder Account Number at Broker:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the calculation of the Fund’s net asset value is complete to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact the Fund at (800) 711-9164 for instructions.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

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